TELEFLEX INCORPORATED FIRST QUARTER 2010 CONFERENCE CALL Exhibit 99.1

2 2 Forward-Looking Statements/Additional Notes This presentation and our discussion contain forward-looking information and statements including, but not limited to, expected improvements in surgical sales during the second half of 2010; upcoming 2010 Medical Segment product launches; expected improvement in our Aerospace Segment operating margins over the remainder of 2010; forecasted 2010 total revenue, total company gross margins, total company segment operating margins, effective tax rate and earnings per share from continuing operations on a GAAP basis; forecasted special items and amortization expense per share for 2010; forecasted 2010 earnings per share from continuing operations before special items; forecasted 2010 earnings per share from continuing operations before special items and amortization expense; forecasted 2010 cash flow from continuing operations; forecasted 2010 capital expenditures, depreciation expense, amortization expense and Euro rate; forecasted 2010 revenues, segment operating margins and core revenue growth for each of our operating segments; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. These risks and uncertainties are addressed in the Company's SEC filings, including its most recent Form 10-K. This presentation includes certain non-GAAP financial measures, which include adjusted gross margins; adjusted operating margins; adjusted segment operating margins; adjusted segment operating profit and margins; adjusted earnings per share from continuing operations; adjusted earnings per share excluding intangible amortization expense, which we refer to as "Cash EPS;" adjusted cash flow from continuing operations; adjusted gross profit; adjusted selling, engineering and administrative expenses; adjusted operating expenses; adjusted operating income; income and diluted earnings per share, excluding restructuring and impairment charges, losses and other charges; adjusted cash flow from continuing operations; forecasted adjusted earnings per share from continuing operations; forecasted earnings per share from continuing operations before special items and amortization expense; and forecasted adjusted cash flow from continuing operations. These non-GAAP measures exclude the impact of restructuring and impairment costs, (gain)/loss on sale of assets and other charges, the impact of an amendment of ASC topic 860, an income tax refund related to gains on a business divestiture and intangible amortization expense. In addition, this presentation includes information regarding adjusted free cash flow, which reflects cash from operations minus capital expenditures and excludes the impact of certain tax payments. Reconciliation of these non-GAAP measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor and other product costs along with the segment's selling, engineering and administrative expenses and noncontrolling interest. Unallocated corporate expenses, restructuring costs, gain or loss on the sale of assets, acquisition integration costs, fair market adjustments for inventory, interest income and expense and taxes on income are excluded from the measure. Core revenues and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from year to year and the comparable activity of companies acquired or divested within the most recent twelve-month period. The following slides reflect continuing operations.

3 Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617- 801-6888, pass code number 40498357

4 JEFF BLACK Chairman and Chief Executive Officer

5 First Quarter Financial Highlights Revenue of $436.5 million versus $440.1 million in the prior year quarter Down 1% as reported; down 3% on a constant currency basis Medical: $343.5 - 79% of total revenue Aerospace: $36.9 - 8% of total revenue Commercial: $56.1 - 13% of total revenue Adjusted gross margins of 45.3% versus 42.9% in the prior year quarter Increase of 240 bps Adjusted operating margins of 16.2% versus 14.6% in the prior year quarter Increase of 160 bps Adjusted operating margins 2010 2009 Medical 21.4% 20.9% Aerospace 4.7% 6.9% Commercial 5.5% 3.3% Adjusted EPS of $0.90 versus $0.71 in the prior year quarter Increase of 27% Adjusted Cash EPS of $1.17 versus $0.98 in the prior year quarter Increase of 19% Adjusted cash flow from continuing operations of $22.5 million versus use of cash of $7.6 million in prior year period

6 Medical Segment Critical Care - $225.9 million - Core Revenue Growth of 1% Vascular core revenue decline due to IV tubing recall; excluding recall, vascular core revenue growth of 2% Anesthesia core growth continues to be driven by regional anesthesia product offerings; recently launched ISIS endotracheal tube to contribute to future growth Respiratory core growth led by North American, Asian and Latin American markets Urology core growth in all regions Surgical Care - $63.1 million - Core Revenue Decline of 4% Core revenue decline led by reduced general instrument and closure device sales; expectation is for surgical sales to rebound in second half of 2010 Cardiac Care - $18.3 million - Core Revenue Growth of 11% Core revenue growth primarily due to impact of product recall which occurred in 1st quarter 2009 OEM - $35.3 million - Core Revenue Growth of 2% Continued strength of specialty products more than offset the weakness of orthopedic product sales Segment Results Operating margin expansion continues despite impact of IV tubing recall and continued investment in R&D and Sales & Marketing functions Note: Adjusted operating profit & margin excludes certain charges. See reconciliation table in Appendix for additional details.

7 New Product Introduction Update Launched in First Quarter 2010 Anesthesia: Teleflex ISIS TM HVT TM endotracheal tube Surgical: Deklene Maxx specialty cardiovascular suture Respiratory: Combined HEPA / HME Upcoming 2010 Product Launches Vascular Access: Anti-microbial coated PICC Vascular Access: PICC Wand safety introducer Anesthesia: Crystal Clear Plus Trach and TrachFlex Plus

8 FDA Update At the end of 2009, the FDA began its re-inspections of the former-Arrow facilities covered by the corporate warning letter These inspections have been completed FDA has issued certain written observations as a result of the inspections We have responded in writing to those observations and we are communicating with the FDA regarding resolution of all outstanding issues The Company continues to believe it has substantially remediated the issues raised in the corporate warning letter through the corrective actions taken to date, and that it has responded thoroughly and comprehensively to each of the observations resulting from the recent inspections; nonetheless, the FDA process is continuing

9 Cargo Systems & Actuation OEM wide-body sales up due to increased shipments of cargo loading systems to Boeing & Airbus; offset slightly by decline in aftermarket conversions Narrow-body cargo loading system unit volume down ~ 20% from Q1'09 High margin spares sales down approximately $3M from Q1'09 due to timing of contract finalization Improved actuator sales and margins help offset spare sales decline Cargo Containers Core revenue down due to end-market capital spending constraints Segment Results Full year impact of cost reduction initiatives that were implemented over the course of 2009, and increased higher margin actuator sales, more than offset by decline in spare sales due to timing of contract Segment operating margins expected to improve substantially over the remainder of 2010 Aerospace Segment

10 Commercial Segment Marine Core revenues up 17% versus prior year quarter Aftermarket revenue up 11% versus prior year quarter OEM revenue up 64% versus prior year quarter; up sequentially Gauge divestiture impacts revenue by approx. $2.6M Improved aftermarket and OEM volumes and full year impact of cost containment initiatives drive operating margin improvement Rigging Services Core revenue decline of 39% over prior year quarter Improved operating margins due to mix of retail vs. wholesale sales and full year impact of cost reduction initiatives Material handling and construction markets continue to be impacted by economic conditions

11 RANDY MEIER Executive Vice President and Chief Financial Officer

12 First Quarter Income Statement from Continuing Operations Amounts in Millions, except per share

13 First Quarter EPS Reconciliation from Continuing Operations Note: Q1'09 losses and other charges includes loss on sale of Gauge business of $1.6m, net of tax and integration costs of $0.4m, net of tax

14 Year-to-Date Adjusted Cash Flow From Continuing Operations ($ Millions) Capital Expenditures - $6.5 million Capital Expenditures - $7.2 million

15 2010 Total Company Outlook

16 2010 Segment Outlook

17 QUESTION & ANSWER

18 APPENDICES

19 Appendix A - Reconciliation of Medical Operating Profit and Margins

20 Appendix B - Reconciliation of Teleflex Gross Profit and Margins

21 Appendix C - Reconciliation of Teleflex Selling, Engineering and Administrative Expenses

22 Appendix D - Reconciliation of Teleflex Operating Expenses

23 Appendix E - Special Charge Income Statement Classification Summary

24 Appendix F - Reconciliation of Teleflex Cash Flow from Continuing Operations

25 Appendix G - Reconciliation of Teleflex Cash EPS Excluding Special Charges